Exhibit 32

Section 1350 Certifications

In connection with the Quarterly Report of United Financial Bancorp, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2010 as filed with the Securities and Exchange Commission (the “Report”), the undersigned hereby certify, pursuant to 18 U.S.C. §1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

/s/ Richard B. Collins
Richard B. Collins
Chairman, President and Chief Executive Officer

/s/ Mark A. Roberts
Mark A. Roberts
Executive Vice President and Chief Financial Officer

August 6, 2010